EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common stock, par value $0.001 per share, of Solo Brands, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 9, 2022

SUMMIT PARTNERS GROWTH EQUITY FUND X-A, L.P.

By:	*
Authorized Signatory

SUMMIT PARTNERS GROWTH EQUITY FUND X-B, L.P.

By:	*
Authorized Signatory

SUMMIT PARTNERS GROWTH EQUITY FUND X-C, L.P.

By:	*
Authorized Signatory

SUMMIT PARTNERS SUBORDINATED DEBT FUND V-A, L.P.

By:	*
Authorized Signatory

SUMMIT PARTNERS SUBORDINATED DEBT FUND V-B, L.P.

By:	*
Authorized Signatory

SUMMIT INVESTORS X, LLC

By:	*
Authorized Signatory

SUMMIT INVESTORS X (UK), L.P.

By:	*
Authorized Signatory

SP-SS AGGREGATOR LLC

By:	*
Authorized Signatory

*By:	/s/ Adam H. Hennessey
Adam H. Hennessey
Power of Attorney**

**	Pursuant to Powers of Attorney attached hereto as Exhibit B.